Exhibit 107

Calculation of Filing Fee Tables

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Form F-4

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(Exact Name of Registrant as Specified in its Charter)

NFT Limited

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(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary shares, par value $0.0001 per share	Rule 457(o)		(1)	$0.765	(2)	$26,768,792.8	(2)	0.00011020	$2,949.92
Fees Previously Paid	—	—	—	—		—		—		—	$3,173.58
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—		—	—	—	—	—	—
	Total Offering Amounts							$2,660,343,523.55		0.00011020	$2,949.92
	Total Fees Previously Paid										$3,173.58
	Total Fee Offsets										$0
	Net Fee Due										$0

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of all ordinary shares of Registrant expected to be issued upon completion of the merger of the Registrant, a company limited by shares incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Takung Art Co., Ltd., a Delaware corporation (“Takung Art”), with and into the Registrant.

(2)	Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) and (f) of the Securities Act based upon the product of: (i) 34,991,886 the maximum number of shares of Takung Art common stock that may be exchanged in the merger, multiplied by (ii) $0.765, the average of the high and low prices of shares of Takung Art’s common stock as reported on the NYSE MKT on December 7, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	NFT Limited	F-4	333-	December 16, 2022	—	$3,173.58	—	—	—	—	—
Fees Offset Sources	Takung Art Co., Ltd.	PREM14A	001-38036		November 8, 2022	—	—	—	—	—	$3,173.58
Rule 457(p)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—